UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 14, 2008


                              QLINKS AMERICA, INC.
                          --------------------------
             (Exact name of registrant as specified in its charter)

         Colorado                   000-50162                 90-0138998
----------------------------     ---------------     ---------------------------
(State or other jurisdiction    (Commission File    (IRS Employer Identification
       of incorporation)             Number)                  Number)


             2000 Wadsworth Blvd., PMB 179, Lakewood, Colorado 80214
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (303) 232-1926
                                 --------------
               Registrant's telephone number, including area code


                    PO Box 631837, Highlands Ranch, CO 80163
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[    ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
       Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
       Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - Entry Into A Material Definitive Agreement

Share Purchase Agreement
----------------------------

Qlinks America, Inc. (the "Registrant") entered into a Share Purchase Agreement with CS Acquisition IV, LLC ("CSA"), on August 8, 2008. CSA agreed to purchase 46,000,000 shares of common stock for $94,000, $25,000 of which was paid at closing and balance was evidenced by promissory notes due by September 30, 2008.

                         SECTION 5 - CORPORATE GOVERANCE

ITEM 5.01 - Changes In Control of Registrant

The Registrant entered into a Share Purchase Agreement with CS Acquisition IV, LLC ("CSA"). The Agreement provides that the Registrant will issue 46,000,000 shares of its restricted common stock to CSA on the terms set forth in 1.01 above.

In addition, the William R. Jones Estate and James O. Mulford and Targeted Shopping Solutions, Inc. agreed to sell a total of 7,350,000 common shares to CSA for $106,000, and promissory notes in the amount of $106,000 payable by September 30, 2008 were delivered as consideration.

As a result, CSA has acquired a total of 53,350,000 common shares of Registrant or a total of 82% of the Registrant.


ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignations
------------

Concurrent with the share purchases discussed above, Mr. James O. Mulford, the Chief Executive Officer and President of the Registrant has resigned as an officer effective August 8, 2008 and Mr. Mulford and Scott Jones have resigned as directors of the Registrant, effective 10 days after mailing Notice to Shareholders under Section 14f-1.

Appointments
------------

Chief Executive Officer, President, Chief Financial Officer, Secretary/Treasurer & Directors

On August 8, 2008, Mr. Denis R. Iler was appointed the Chief Executive Officer, President and a Director of the Registrant. Jeff Huitt was appointed Chief Financial Officer, Secretary/Treasurer and a Director effective August 9, 2008.

DENIS R. ILER, age 67, Chief Executive Officer, President and Director, received a BA in Math from San Jose State University in California, and an MBA from Regis University in 1982. He was a comptroller with Berge Exploration from 1978 to 1984. Since 1984, he has been President and principal accountant for Business Financial Systems, Inc., an independent accounting firm, providing tax and accounting services for the small business community, including oil and gas, construction, and real estate brokerage accounting. He was a director of NELX, Inc. from 1999-2001. He was elected Director and appointed President of Jagged Edge Mountain Gear, Inc. in 2004. He was President and Director of Cheyenne Resources, Inc. from January to August, 2004. Mr. Iler served as President, CFO and Director of Mountains West Exploration, Inc. from November 2004 until November 2005.

JEFF HUITT, age 46, Chief Financial Officer, Secretary/Treasurer and Director. Mr. Huitt is also the Chief Financial Officer and a director of INTREorg Systems, Inc. and 4 G Paintball, Inc. since April 2007. He also serves as Chief Financial Officer at XsunX, Inc., a public company. He has over 20 years experience in leadership positions of both larger organizations and start ups, most recently as President of Parking Stripes Advertising, a private start-up media company from October 2006 to August 2007. Prior to that, he was COO/CFO of a startup defense contractor guiding the company through high growth and a recapitalization from January 2004 to October 2006. His additional experience includes CFO of iSherpa Capital, from October 2001 to January 2004 and Controller of Qwest Wireless from 1996 to 2000. Mr. Huitt is a CPA and holds two degrees from the University of Denver: a Bachelor of Science in Accounting and a Master's in Business Administration.


                          SECTION 8 - OTHER EVENTS

ITEM 8.01  OTHER EVENTS

New Management intends to transition the Company into a Business Development Corporation over the next six months.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     Exhibit No.              Description
     -----------              -----------
           10.1               Stock Purchase Agreement
           10.2               Share Purchase Agreement




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


August 14, 2008


                             QLINKS AMERICA, INC.



                             By: /s/Denis R. Iler
                             -----------------------
                             Denis R. Iler, President














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